EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-47493, 333-111836 and 333-126638) and Form S-8 (Nos. 33-39719, 33-38720, 33-62658, 333-42353, 333-46469, 333-61279, 333-61281, 333-53702, 333-53704, 333-60564, 333-61389, 333-89068, 333-102523, 333-102524, 333-112008, 333-118811, 333-131186 and 333-131187) of Actuant Corporation of our report dated October 30, 2007 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

October 30, 2007